UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported):  March 12, 2024

AULT ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12711	94-1721931
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11411 Southern Highlands Parkway, Suite 240, Las Vegas, NV 89141

(Address of principal executive offices) (Zip Code)

(949) 444-5464

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AULT	NYSE American
13.00% Series D Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 per share	AULT PRD	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 11, 2024 (the “Effective Date”), Ault Alliance, Inc. (the “Company”) entered into a note purchase agreement (the “Purchase Agreement”) with two institutional investors (the “Investors”) pursuant to which the Investors agreed, severally and not jointly, to acquire, and the Company agreed to issue and sell in a registered direct offering to the Investors (the “Offering”), an aggregate of $2,000,000 principal face amount convertible promissory notes (the “Notes”), subject to customary closing conditions.

The Notes are being sold to the Investors for a purchase price of $1,800,000. The Notes will not be issued pursuant to an indenture. The Notes are convertible at any time after NYSE approval of the Supplemental Listing Application into shares of Class A common stock, par value $0.001 per share (the “Common Stock”) of the Company (the “Conversion Shares”).

Description of the Notes

The Notes have an aggregate principal face amount of $2,000,000, which includes an original issue discount of $200,000. The Notes will accrue interest at the rate of 6% per annum, unless an event of default (as defined in the Notes) occurs, at which time the Notes would accrue interest at 12% per annum. The Notes will mature on June 12, 2024, provided, however, that the Company shall have the right, upon written notice to the Investors, to extend the maturity date to September 12, 2024, for which the Company shall increase the principal amount of the Notes then outstanding by 5%.

The Notes are convertible into Conversion Shares at any time after NYSE approval of the Supplemental Listing Application into shares of Common Stock at a conversion price of $0.35 per share.

The Notes contain standard and customary events of default including, but not limited to, failure to make payments when due under the Notes, failure to comply with certain covenants contained in the Notes, or bankruptcy or insolvency of the Company.

Description of the Offering

The Offering is expected to close on March 12, 2024. The Offering is being made pursuant to the Company’s (i) shelf registration statement on Form S-3 (File No. 333-260618) filed with the Securities and Exchange Commission (“SEC”) on October 29, 2021 and declared effective by the SEC on November 12, 2021 and (ii) a prospectus supplement filed by the Company with the SEC on March 12, 2024, which also relates to the offer and sale of the Notes and Conversion Shares.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the Conversion Shares, nor shall there be any offer, solicitation or sale of the Conversion Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, obligations of the parties, termination provisions and closing conditions. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The foregoing descriptions of the terms of the Notes and the Purchase Agreement do not purport to be complete and are subject to, and qualified in their entirety by reference to, the Form of Note and Purchase Agreement which are annexed here as Exhibits 4.1 and 10.1 and are incorporated herein by reference.

The legal opinion of Olshan Frome Wolosky LLP, counsel to the Company, relating to the legality of the issuance and sale of the Notes and Conversion Shares, is filed as Exhibit 5.1 hereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this Item and included in Item 1.01 of this Current Report is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
4.1	Form of Note.

5.1	Legal Opinion of Olshan Frome Wolosky LLP.

10.1	Note Purchase Agreement, dated March 11, 2024, by and among the Company and the Investors.

23.1	Consent of Olshan Frome Wolosky LLP (included in Exhibit 5.1).

101	Pursuant to Rule 406 of Regulation S-T, the cover page is formatted in Inline XBRL (Inline eXtensible Business Reporting Language).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AULT ALLIANCE, INC.

Dated: March 12, 2024	/s/ Henry Nisser
Henry Nisser President and General Counsel